Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 25, 2015 relating to the combined financial statements and financial statement schedule of PayPal Holdings, Inc. which appears in Amendment No. 5 of its Registration Statement on Form 10 dated June 26, 2015.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, California

December 4, 2015